UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On September 29, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Vivos Therapeutics, Inc. (the “Company”) approved the dismissal of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm, effective as of that date. Baker Tilly, as successor to Moss Adams LLP (“Moss Adams”) in the merger described below, served as the Company’s independent registered public accounting firm from May 3, 2023 through September 30, 2026, and its review of the Company’s unaudited condensed consolidated financial statements for the quarter ended June 30, 2026 was the final service performed by Baker Tilly for the Company. On June 3, 2025, the Company was formally notified that Moss Adams, the Company’s independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025. In connection with the notification of the merger, Moss Adams resigned as the auditors of the Company and the Audit Committee of the Company’s Board of Directors approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

Baker Tilly’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, and Moss Adams’ report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that both such reports included explanatory paragraphs expressing substantial doubt regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent period through the date of dismissal, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Baker Tilly with a copy of the disclosures set forth under this Item 4.01 and requested that Baker Tilly furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. Baker Tilly’s letter with respect thereto is filed as Exhibit 16.1 to this Current Report.

(b) Engagement of New Independent Registered Public Accounting Firm

On September 29, 2026, the Audit Committee approved the engagement of Haynie & Company (“Haynie”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, effective as of that date. Haynie will audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2026 and will review the Company’s unaudited condensed consolidated financial statements beginning with the quarter ended September 30, 2026.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent period through September 29, 2026, neither the Company nor anyone on its behalf consulted Haynie regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), except that, in August 2026, the Company discussed with Haynie a proposed joint venture transaction under evaluation by the Company. During those discussions, Haynie identified and discussed accounting guidance that could be relevant to an analysis of the proposed structure, including ASC 323, Investments—Equity Method and Joint Ventures, and ASC 810, Consolidation. Haynie did not provide a conclusion regarding the appropriate accounting treatment of the proposed transaction and advised the Company that additional facts and analysis would be necessary before any accounting determination could be made. The proposed transaction was ultimately neither signed nor consummated by the Company. The Company did not consult Baker Tilly regarding the issues that were the subject of the consultation with Haynie.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Baker Tilly US, LLP to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: September 30, 2026

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Financial Officer